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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    PNV Inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                                  65-612435
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

11711 N.W. 39th Street, Coral Springs, Florida             33065
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(Address of principal executive offices)                 (ZIP Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                          Name of each exchange on which
  to be so registered                          each class is to be registered

                                       N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of Class)


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Item 1.   Description Of Registrant's Securities to be Registered.

         The Registrant is registering shares of Common Stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-87343) that was filed with the Securities and Exchange Commission on September 17, 1999, as subsequently amended (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of our Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.


Item 2.   Exhibits.

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     EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
     --------------                             ----------------------

     3.1*                      Amended and Restated Certificate of Incorporation, dated October 30,
                               1995 (as currently in effect, as amended in Exhibits 3.2, 3.3, 3.4,
                               3.5, 3.5.1 and 3.5.2)

     3.2*                      Certificate of Amendment of the Certificate of Incorporation, dated
                               November 12, 1996.

     3.3*                      Certificate of Amendment of the Certificate of Incorporation, dated
                               August 22, 1997.

     3.4*                      Certificate of Amendment to Certificate of Incorporation, dated June 4,
                               1999.

     3.5*                      Certificate of Amendment to Certificate of Incorporation, dated July
                               29, 1999.

     3.5.1*                    Certificate of Amendment to Certificate of Incorporation, dated
                               September 15, 1999.

     3.5.2*                    Certificate of Amendment to Certificate of Incorporation, dated
                               November 3, 1999.

     3.6*                      Certificate of Amendment Relating to the Series A Preferred Stock,
                               dated November 3, 1999.

     3.7*                      Certificate of Amendment to Certificate of Designations, Preferences
                               and Rights of Series B 7% Cumulative Convertible Preferred Stock, dated
                               November 3, 1999.

     3.8*                      Certificate of Amendment to Certificate of Designations, Preferences
                               and Rights of Series C 7% Cumulative Convertible Preferred Stock, dated
                               November 3, 1999.

     3.8.1*                    Certificate of Amendment to Certificate of Designations, Preferences
                               and Rights of Series D 7% Cumulative Convertible Preferred Stock, dated
                               November 3, 1999.

     3.9*                      Form of Amended and Restated Certificate of Incorporation (to be filed upon the closing of the offering).
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


     3.10*                     Amended and Restated By-laws (as currently in effect).

     3.11*                     Form of Amended and Restated By-laws (to become effective upon the closing of the offering).

     4.1                       Specimen common stock certificate.
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*        Incorporated by reference to the registrant's Registration Statement on
         Form S-1 (Registration No. 333-87343) filed with the Securities and
         Exchange Commission on September 17, 1999, as amended.

          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


November 15, 1999          PNV INC.
                           (Registrant)


                            By:  /s/ R. Michael Brewer
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                                     R. Michael Brewer, Vice President - Finance


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